UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2020

NexTier Oilfield Solutions Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37988	38-4016639
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

3990 Rogerdale Rd.
Houston,	Texas	77042
(Address of principal executive offices)		(Zip Code)
(713) 325-6000
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $0.01, par value	NEX	New York Stock Exchange

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
As previously disclosed, NexTier Oilfield Solutions Inc. (the “Company”) is party to that certain Second Amended and Restated Asset-Based Revolving Credit Agreement (the “ABL Agreement”), by and among the Company, as parent guarantor, Keane Group Holdings, LLC, as the lead borrower, certain other subsidiaries of the Company as additional borrowers and guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent. The ABL Agreement matures on October 31, 2024, with availability of $258.5 million as of March 13, 2020 (subsequent to the previously announced sale of our Well Services segment). The material terms of the ABL Agreement are described under "Liquidity and Capital Resources -- Principal Debt Agreements -- 2019 ABL Facility" in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on March 12, 2020, which description is incorporated by reference herein.
As of December 31, 2019, no draws were outstanding under the ABL Agreement, and there were $31.8 million in outstanding letters of credit. On March 13 and on March 16, 2020, we provided notice to the lenders to borrow a total of $175 million under the ABL Agreement, leaving a total of $83.5 million in remaining availability (including the $31.8 million in letters of credit). The interest rates for the $150 million LIBOR borrowing and $25 million Base Rate borrowing are expected to be 2.125% and 3.75%, respectively.
The Company increased its borrowings under the ABL Agreement as a precautionary measure in order to increase its cash position and preserve financial flexibility considering current uncertainty in the global markets resulting from the COVID-19 outbreak and recent OPEC actions. In accordance with the terms of the ABL Agreement, the proceeds from the borrowings may in the future be used for working capital, general corporate or other purposes permitted by the ABL Agreement.
This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1993, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. The words "believe," "continue," "could," "expect," "anticipate," "intends," "estimate," "forecast," "project," "should," "may," "will," "would" or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control. These factors and risks include, but are not limited to, (i) the competitive nature of the industry in which the Company conducts its business, including pricing pressures; (ii) the ability to meet rapid demand shifts; (iii) the impact of pipeline capacity constraints and adverse weather conditions in oil or gas producing regions; (iv) the ability to obtain or renew customer contracts and changes in customer requirements in the markets the Company serves; (v) the ability to identify, effect and integrate acquisitions, joint ventures or other transactions; (vi) the ability to protect and enforce intellectual property rights; (vii) the effect of environmental and other governmental regulations on the Company's operations; (viii) the effect of a loss of, or interruption in operations of, one or more key suppliers, including resulting from product defects, recalls or suspensions; (ix) the variability of crude oil and natural gas commodity prices; (x) the market price and availability of materials or equipment; (xi) the ability to obtain permits, approvals and authorizations from governmental and third parties; (xii) the Company's ability to employ a sufficient number of skilled and qualified workers to combat the operating hazards inherent in the Company's industry; (xiii) fluctuations in the market price of the Company's stock; (xiv) the level of, and obligations associated with, the Company's indebtedness; (xv) the duration, impact and severity of the novel coronavirus (COVID-19) outbreak; and (xvi) other risk factors and additional information. For a more detailed discussion of such risks and other factors, see the Company's filings with the Securities and Exchange Commission (the "SEC"), including under the heading "Risk Factors" in Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 available on the SEC website or www.NexTierOFS.com. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates, to reflect events or circumstances after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2020	NEXTIER OILFIELD SOLUTIONS INC

	By:	/s/ Kevin McDonald
	Name:	Kevin McDonald
	Title:	Executive Vice President, Chief Administrative Officer & General Counsel